EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77648) pertaining to the Employee Stock Option Plan of Cygne Designs, Inc. of our report dated April 17, 1997 with respect to the consolidated financial statements and schedule of Cygne Designs, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 1, 1997 of Cygne Designs, Inc.


                                        Ernst & Young LLP

New York, New York
April 29, 1997